SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2010, (April 23, 2010)

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices)

(626) 859-6638
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 23, 2010, Ever-Glory International Group Apparel Inc.(“Ever-Glory Apparel”), a PRC company and wholly-owned subsidiary of the registrant, Ever-Glory International Group, Inc., entered into an Equity Transfer Agreement with Shanghai La Chapelle Garment and Accessories Company Ltd. (“La Chapelle”).  Pursuant to the Equity Transfer Agreement, La Chapelle agreed to transfer forty percent (40%) of its equity interest in Shanghai La Go Go Fashion Company Limited to Ever-Glory Apparel.  Pursuant to the Equity Transfer Agreement, Ever-Glory Apparel will pay a total of RMB6.18 million (approximately US$0.9 million) in cash to La Chapelle, all of which is payable within thirty (30) days from the execution of the Equity Transfer Agreement.  The Equity Transfer Agreement contains customary representation and warranties.

The foregoing description of the Equity Transfer Agreements contemplated herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Transfer Agreement between Ever-Glory Apparel and La Chapelle dated April 23, 2010, which is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

Exhibit No.	Description

10.1	Equity Transfer Agreement between Ever-Glory International Group Apparel Inc. and Shanghai La Chapelle Garment and Accessories Company Ltd. dated April 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: April 27, 2010	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Equity Transfer Agreement between Ever-Glory International Group Apparel Inc. and Shanghai La Chapelle Garment and Accessories Company Ltd. dated April 23, 2010